Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference the Registration Statements on From S-3 (No. 333-181187 and 333-200080) and Form S-8 (No. 333-145785, 333-202051, 333-219351 and 333-257138) of TechTarget, Inc. of our report dated February 28, 2023, relating to the consolidated financial statements and effectiveness of TechTarget’s internal control over financial reporting for the year ended December 31, 2022 which appears in this 10-K.

/s/ Stowe & Degon, LLC

Westborough, MA

February 28, 2023